UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On February 15, 2013, Trans World Entertainment Corporation (the “Company”) announced that the Company and Mike Honeyman who served as President and Chief Operating Officer had mutually agreed to separate.

          Mr. Honeyman’s separation from the company was effective on February 12, 2013. The Company entered into a Separation Agreement with Mr. Honeyman pursuant to which, among other things, the company will pay Mr. Honeyman the severance benefits due under his offer letter dated May 4, 2010 and Mr. Honeyman will be eligible to receive incentive compensation for fiscal 2012.

          The Separation Agreement also contains applicable work product, confidentiality, non−solicitation and non−disparagement covenants and provides for a release of claims in favor of the Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2013	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ John Anderson

Name: John Anderson
Title: Chief Financial Officer